As filed with the Securities and Exchange Commission on November 29, 2010
Registration No. 333-37898

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
POST-EFFECTIVE AMENDMENT NO. 1
TO
FORM S-8
REGISTRATION STATEMENT UNDER THE
SECURITIES ACT OF 1933
ADC TELECOMMUNICATIONS, INC.
(Exact name of registrant as specified in its charter)

Minnesota	41-0743912
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)
13625 Technology Drive
Eden Prairie, MN 55344
(Address of principal executive offices,
including zip code)
ADC/ALTITUN
STOCK OPTION PLAN
(Full title of the plan)
Jeffrey D. Pflaum
Vice President, General Counsel and Secretary
ADC Telecommunications, Inc.
13625 Technology Drive
Eden Prairie, MN 55344
(952) 938-8080
(Name, address and telephone number,
including area code, of agent for service)
Copy to:
Amy L. Schneider
Dorsey & Whitney LLP
50 South Sixth Street, Suite 1500
Minneapolis, Minnesota 55402
(612) 340-2600
Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer ☑	Accelerated filer ☐	Non-accelerated filer ☐	Smaller reporting company ☐
(Do not check if a smaller reporting company)

DEREGISTRATION OF SECURITIES
     This Post-Effective Amendment No. 1 relates to the Registration Statement on Form S-8 (File No. 333-37898) (the “Registration Statement”) of ADC Telecommunications, Inc. (the “Company”), which was filed with the U.S. Securities and Exchange Commission on May 25, 2000. The Registration Statement registered 601,200 shares of the Company’s common stock, par value $0.20 per share (the “Securities”), to be offered or sold pursuant to the Company’s ADC/Altitun Stock Option Plan. The Company has terminated its offering of Securities pursuant to the Registration Statement, and, in accordance with the undertaking in Part II of the Registration Statement (pursuant to Item 512(a)(3) of Regulation S-K), is filing this Post-Effective Amendment No. 1 to the Registration Statement to remove from registration all Securities registered under the Registration Statement that remain unsold as of the date hereof.

SIGNATURES
     Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Post-Effective Amendment No. 1 to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Eden Prairie, State of Minnesota, on the 29th day of November, 2010.

ADC TELECOMMUNICATIONS, INC.
By:	/s/ James G. Mathews
James G. Mathews
Vice President and Chief Financial Officer

     Pursuant to the requirements of the Securities Act of 1933, as amended, this Post-Effective Amendment No. 1 to the Registration Statement has been signed by the following persons in the indicated capacities on November 29, 2010.

Signature	Title

*	Chairman, President and Chief Executive Officer
Robert E. Switz	(principal executive officer)

/s/ James G. Mathews	Vice President and Chief Financial Officer
James G. Mathews	(principal financial officer)

*	Vice President and Controller
Steven G. Nemitz	(principal accounting officer)

*	Independent Lead Director
William R. Spivey, PhD

*	Director
John J. Boyle, III

*	Director
Mickey P. Foret

*	Director
Lois M. Martin

*	Director
Krish A. Prabhu, Ph.D.

*	Director
John E. Rehfeld

*	Director
David A. Roberts

*	Director
Larry W. Wangberg

*	Director
John D. Wunsch

* By:	/s/ James G. Mathews
James G. Mathews
Attorney-in-Fact

EXHIBIT INDEX

Exhibit
Number	Description
24.1	Power of Attorney